UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2006 (April 17, 2006) ---------------------------------------

Conversion Services International, Inc.
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(Exact name of registrant as specified in its charter)

Delaware ---------------------------------------	0-32623 ------------------------------------	20-1010495 ----------------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Eagle Rock Avenue East Hanover, New Jersey ---------------------------------------------------------------	07936 -------------------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 560-9400 -------------------

Not Applicable
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2006, Conversion Services International, Inc. (the “Company”) announced that it would not file its Annual Report on Form 10-KSB on time. As a result of the Company not filing its Annual Report on Form 10-KSB on or before April 17, 2006 (the “Filing Deadline”), the Company failed to comply with Section 1003(d) of the American Stock Exchange (“AMEX”) listing standards. The Company was unable to file the Form 10-KSB because it was not able to timely complete the preparation of its consolidated financial statements and the additional work needed to complete the revised accounting treatment of embedded derivatives in certain promissory notes related to conversion features and other similar reset provisions therein, from the third quarter of 2004 to the present. Pursuant to the AMEX rules, AMEX may at any time, in view of the circumstances in each case, suspend dealings in, or remove, a security from listing or unlisted trading when, in its opinion, such security is unsuitable for continued trading on AMEX. However, AMEX may give consideration to any action that a company proposes to take that would enable it to comply with the continued listing standards.

On April 18, 2006, the Company received a letter from AMEX stating that the Company was not in compliance with continued listing standards. The letter required the Company to submit a plan by May 2, 2006, advising AMEX of action it has taken, or will take, that will bring the Company into compliance by no later than June 16, 2006. On April 18, 2006, Management of the Company informally proposed to AMEX that it will file its Annual Report on Form 10-KSB on or prior to Friday, April 21, 2006. On April 20, 2006, the Company filed its Annual Report on Form 10-KSB. Pursuant to discussions with its AMEX listing analyst, the Company believes that because of its ability to file the Form 10-KSB shortly after the Filing Deadline, its securities will not be suspended or removed from continued listing.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, restates certain aspects of its unaudited financial statements for the quarters ended September 30, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, and certain aspects of its audited financial statements for the year ended December 31, 2004. Therefore, the prior financial statements as filed with the Securities and Exchange Commission should not be relied upon.

These quarterly and annual financial statements were restated solely as a result of revised accounting treatment related to the Company’s issuance of financial instruments in August 2004 and July 2005 to Laurus Master Fund, Ltd. (“Laurus”) and to properly record the gain or loss resulting from the fair value adjustment of such financial instruments. A description of the principal adjustments resulting from the restatement will be set forth in Notes 12 and 22 to the financial statements included with the Form 10-KSB.

The Company’s determination to make such restatements was made by the Board of Directors of the Company, as well as its Audit Committee, on April 17, 2006, and was discussed with the Company’s independent registered public accounting firm.

During 2004, the Company consummated financing transactions with Laurus and with Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC. The documents included, among other things, convertible notes, freestanding warrant agreements and registration rights agreements. The warrant agreements are subject to the registration rights agreement which require that the Company register the shares within a specified period of time and, in the event this is not done, provides for significant liquidated damages. In accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the Company previously recorded a liability for these warrants. However, although the convertible notes are also subject to the registration rights agreement and are not “conventionally convertible”, the Company has not previously recorded a liability for the derivative associated with the conversion feature.

Additionally, in July 2005, the Company renegotiated its financing with Laurus. As part of this transaction, the Company repaid $4.3 million to Laurus, issued an option to purchase Company stock at $0.001 per share, and increased the availability under the revolving line of credit by $500,000. Since future cash flows under the new agreement with Laurus are more than 10% different than under the old agreement with Laurus, it has been determined that this transaction should have been accounted for as an early extinguishment of debt as opposed to a modification of existing debt.

The Board of Directors of the Company determined that the Company would restate its financial statements for the three and nine months ended September 30, 2004, the year ended December 31, 2004, the three months ended March 31, 2005, the three and six months ended June 30, 2005 and the three and nine months ended September 30, 2005 as appropriate to properly account for the above transactions. Such restatement has been filed as Notes 12 and 22 to the audited financial statements appearing in the Form 10-KSB. The Form 10-KSB was filed on April 20, 2006.

Item 9.01. Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

99.1	Press Release, dated April 18, 2006

99.2	Press Release, dated April 20, 2006

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 21, 2006	CONVERSION SERVICES INTERNATIONAL, INC.

	By:	/s/ Scott Newman

Name: Scott Newman Title: President and Chief Executive Officer